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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 6, 2004 accompanying the consolidated financial statements of Solvis Group, Inc. (the "Company") for the years ended September 30, 2001, 2002, and 2003, which is included in this Report on Form 10-KSB. We consent to the inclusion of our report.

/s/ Weinberg & Company, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, FL
April __, 2006